UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

DOUGHERTY’S PHARMACY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-27945

Delaware	75-2900905
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5924 ROYAL LANE, SUITE 250

DALLAS, TEXAS 75230

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 972-250-0945

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2017, the Board of Directors of Dougherty’s Pharmacy, Inc. (the “Company”) appointed Mr. Troy Phillips as a Class A Director. Mr. Phillips has been the Chairman of the Board and CEO of Glast, Phillips & Murray, P.C., a law firm, since 1992. Mr. Phillips specializes in business litigation, devoting a substantial portion of his practice to prebankruptcy strategies, loan workouts, purchase of assets from bankruptcy estates, and refinancings. He also has extensive experience in corporate reorganizations, leveraged buy-outs and avoidance of prebankruptcy transfers. Mr. Phillips has practiced law privately since 1974. Mr. Phillips received his bachelor's degree from North Texas State University and his law degree from the University of Texas at Austin in 1974, where he was a member of the Order of Barristers and the University of Texas State Champion Moot Court Team. He is a member of the College of the State Bar of Texas, and is an occasional speaker at legal and professional seminars as well as an author on business bankruptcy law. Mr. Phillips has been admitted to practice and has handled cases before Courts in the State of Texas, the Northern and Eastern Federal Districts of Texas, the Fifth Circuit Court of Appeals, and the United States Supreme Court.

On August 18, 2017, the Company issued the attached press release announcing the appointment of Mr. Phillips to the Board of Directors.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)       The following exhibit is furnished herewith:

99.1       Press Release Dated August 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2017

Dougherty’s Pharmacy, Inc .

By:	/s/ Mark S. Heil
Mark S. Heil President and Chief Financial Officer (Duly Authorized Principal Executive Officer and Principal Financial Officer)

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